Exhibit 99.1

World Fuel Services Corporation to Acquire Flyers Energy Group

Largest acquisition in company history will drive scale and operating synergies in North American Land platform

  Accelerates strategy to drive higher and more ratable returns
  Will drive significant margin, earnings per share and cash flow accretion
  Liquidity profile will remain strong post-acquisition

MIAMI--(BUSINESS WIRE)--October 28, 2021--World Fuel Services Corporation (NYSE: INT) today announced that a wholly-owned subsidiary of the company has signed a definitive agreement to acquire Flyers Energy Group (“Flyers”) from the Dwelle family, who have been engaged in the petroleum marketing industry for more than 40 years. The total purchase price for the acquisition will be approximately $775 million, of which $675 million will be paid at closing, consisting of cash and at the company’s option, up to $50 million of World Fuel Services common stock. The remaining $100 million will be paid in equal installments over the two years following completion of the transaction. The transaction will be principally funded with cash-on-hand with the balance drawn from the company’s revolving credit facility.

Flyers is headquartered in Auburn, California with 475 employees and 2021 estimated revenue of $2.4 billion. The company provides fleet fueling, fuel supply and lubricants distribution to more than 12,000 customers across the United States. Flyers’ leading national network of cardlock locations facilitates high volume - high frequency fueling to meet the needs of commercial fleets, 24 hours a day/365 days a year.

This acquisition is a reflection of World Fuel Services’ ongoing strategy to accelerate growth in its core business activities, drive enhanced operating efficiencies and generate long-term shareholder value. The addition of Flyers’ cardlock network will also provide a highly efficient, low-cost operating model with stable and ratable business activity to complement the company’s Land segment activities in North America.

“The acquisition of Flyers will significantly expand the breadth of our land business in North America, further enhancing our supply and distribution capabilities as well as our fleet fueling platform,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation.

“The Flyers business is a perfect business and cultural fit for World Fuel given the relative markets in which we operate, and we are comfortable that our phenomenal Flyers team members will be at home with World Fuel,” said Walt Dwelle, Managing Partner, Flyers Energy Group.

“Our continued strong cash flow generation contributed to a $796 million cash position at the end of the third quarter. This positions us well to complete this strategic acquisition while continuing to maintain a strong and liquid balance sheet to further grow our core businesses and capitalize on additional strategic investment opportunities,” said Ira M. Birns, executive vice president and chief financial officer.

The transaction is subject to customary closing conditions, including regulatory approvals, and is expected be completed within 60 to 90 days.

BofA Securities, Inc. acted as exclusive financial advisor to World Fuel Services in the transaction, and Norton Rose Fulbright and Kirkland & Ellis acted as legal advisors. DCA Partners acted as financial advisor to Flyers Energy Group, and Weintraub Tobin acted as legal advisor.

World Fuel Services’ management will further discuss and review a presentation about the transaction on this evening’s earnings conference call scheduled for 5:00pm Eastern Time. The live conference call will be accessible by telephone and via webcast. Instructions on how to join this evening’s call is available on the company’s website.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our beliefs and expectations with respect to the impact of the acquisition on our land business, supply and distribution capabilities and our fleet fueling platform, Flyers’ ability to provide a highly efficient, low-cost operating model with stable and ratable business activity, our position to complete the transaction while maintaining a strong and liquid balance sheet, as well as the timing for closing and funding of the purchase price. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission (“SEC”) filings, including the Company’s most recent Annual Report on Form 10-K filed with the SEC. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to obtain required consents and regulatory approvals as well as satisfy closing conditions, our ability to effectively integrate and derive the expected benefits from the acquisition, our ability to capitalize on new market opportunities, potential liabilities, limited indemnities and the extent of any insurance coverage, our ability to effectively manage the effects of the COVID-19 pandemic, the extent of the impact of the pandemic on ours and our customers' sales, profitability, operations and supply chains due to actions taken by governments and businesses to contain the virus, such as restrictions on travel, the speed and effectiveness of vaccine development and distribution, customer and counterparty creditworthiness and our ability to collect accounts receivable and settle derivative contracts, particularly for those customers most significantly impacted by the pandemic, sudden changes in the market price of fuel or extremely high or low fuel prices that continue for an extended period of time, the availability of cash and sufficient liquidity to fund our working capital and strategic investment needs, adverse conditions in the markets or industries in which we or our customers and suppliers operate such as the current global economic environment as a result of the coronavirus pandemic, our failure to comply with restrictions and covenants in our senior revolving credit facility and our senior term loans, including our financial covenants, our ability to manage the changes in supply and other market dynamics in the regions where we operate, our ability to successfully execute and achieve efficiencies, our ability to achieve the expected level of benefit from any restructuring activities and cost reduction initiatives, our ability to successfully implement our growth strategy and integrate acquired businesses and recognize the anticipated benefits, unanticipated tax liabilities or adverse results of tax audits, assessments, or disputes, our ability to capitalize on new market opportunities, risks related to the complexity of U.S. tax legislation and any subsequently issued regulations and our ability to accurately predict the impact on our effective tax rate and future earnings, our ability to effectively leverage technology and operating systems and realize the anticipated benefits, potential liabilities and the extent of any insurance coverage, actions that may be taken under the current administration in the U.S. that increase costs or otherwise negatively impact ours or our customers and suppliers businesses, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, particularly as a result of seasonality, supply disruptions, border closures and other logistical difficulties that can arise when sourcing and delivering fuel in areas that are actively engaged in war or other military conflicts, our failure to effectively hedge certain financial risks associated with the use of derivatives, uninsured losses, the impact of climate change and natural disasters, adverse results in legal disputes, and other risks detailed from time to time in our SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise, except as required by law.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global energy management company involved in providing energy procurement advisory services, supply fulfillment and transaction and payment management solutions to commercial and industrial customers, principally in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

For more information, call 305-428-8000 or visit www.wfscorp.com.

Contacts

Ira M. Birns, Executive Vice President & Chief Financial Officer

Glenn Klevitz, Vice President, Treasurer & Investor Relations
(305) 351-4763